UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2014

MOOG INC.

(Exact name of registrant as specified in its charter)

New York	1-5129	16-0757636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

East Aurora, New York	14052-0018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 652-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

The financial impact of the offering by Moog Inc. (the “Company”) of $300 million in the aggregate principal amount of 5.25% senior notes due 2022 (the “Offering”) was not reflected in the Company’s most recent guidance for fiscal year 2015 as communicated in its Annual Report on Form 10-K filed with the Securities and Exchange Commission on November 10, 2014. The financial impact of the repurchase of 866,397 shares of Company stock purchased during fiscal year 2015 through November 10, 2014, as included in the Current Report on Form 8-K filed on November 17, 2014, was also not reflected in that guidance. The impact of the Offering and the buyback of those shares through November 10, 2014, will reduce net earnings by $8 million and will decrease earnings per share by $0.10. The previous guidance, combined with the impact from these transactions, will result in net earnings of $172 million and earnings per share of $4.15 in fiscal year 2015.

The information contained in this Item 7.01 is being “furnished” in accordance with General Instruction B.2. of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Act, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On November 18, 2014, the Company issued a press release announcing the pricing of the Offering. The information contained in this press release, which is filed as exhibit 99.1 to this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated November 18, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOOG INC.

Dated: November 18, 2014	By:	/s/ Jennifer Walter
	Name:	Jennifer Walter
Controller

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated November 18, 2014